Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement (Form S-8 No. 333-70625) pertaining to the Corrections Corporation of America (formerly Prison Realty Trust) Amended and Restated 1997 Employee Share Incentive Plan,
Registration Statement (Form S-4 No. 333-41778) pertaining to the merger of Corrections Corporation of America, a Tennessee corporation, with and into CCA of Tennessee, Inc.,
Registration Statement (Form S-8 No. 333-69352) pertaining to the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan,
Registration Statement (Form S-8 No. 333-115492) pertaining to the registration of additional shares for the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan,
Registration Statement (Form S-8 No. 333-115493) pertaining to the Corrections Corporation of America Non-Employee Directors’ Compensation Plan,
Registration Statement (Form S-8 No. 333-69358) pertaining to the Corrections Corporation of America 401(k) Savings and Retirement Plan,
Registration Statement (Form S-3/A No. 333-104240) pertaining to a shelf registration of debt securities, guarantees of debt securities, preferred stock, common stock, or warrants, and pertaining to certain shares of common stock registered on behalf of a selling shareholder,
Registration Statement (Form S-3 ASR No. 333-131072) pertaining to a shelf registration of debt securities, guarantees of debt securities, preferred stock, or any combination of the foregoing, including by way of units consisting of more than one security, and
Registration Statement (Form S-8 No. 333-143046) pertaining to the Corrections Corporation of America 2008 Stock Incentive Plan;
of our report dated February 21, 2008 with respect to the consolidated financial statements of Corrections Corporation of America and Subsidiaries included herein and our report dated February 21, 2008 with respect to internal control over financial reporting of Corrections Corporation of America and Subsidiaries, included herein.

/s/ Ernst & Young LLP
Ernst & Young LLP

Nashville, Tennessee
February 21, 2008